Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Retail Ventures, Inc., an Ohio corporation, which is about to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 related to the offering from time to time by holders thereof of such number of its common shares that are issuable upon exercise of certain warrants, hereby constitutes and appoints Heywood Wilansky, James A. McGrady and Julia A. Davis, or any of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments to such Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of the 6th day of February, 2006.

SIGNATURE	TITLE

/s/ Jay L. Schottenstein	Chairman of the Board of Directors

Jay L. Schottenstein

/s/ Henry L. Aaron	Director

Henry L. Aaron

/s/ Ari Deshe	Director

Ari Deshe

/s/ Jon P. Diamond	Director

Jon P. Diamond

/s/ Elizabeth M. Eveillard	Director

Elizabeth M. Eveillard

/s/ Lawrence J. Ring	Director

Lawrence J. Ring

/s/ Harvey L. Sonnenberg	Director

Harvey L. Sonnenberg

/s/ James L. Weisman	Director

James L. Weisman